UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 17, 2008

China Fruits Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-22373
(Commission File Number)

58-2027283
(I.R.S. Employer Identification No.)

Fu Xi Technology & Industry Park, Nan Feng County
Jiang Xi Province, P. R. China
(Address of Principal Executive Offices) (Zip Code)

(86794) 326-6199
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

This Current Report on Form 8-K is filed by China Fruits Corporation, a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 18, 2008, the Registrant announced the appointment of Mr. Wang, Zhi Xiong to the position of Chief Financial Officer of the Registrant as approved by the Board of Directors, and effective immediately.

Mr. Wang is a certified accountant in China and has approximately 10 years of accounting experience in manufacturing and general corporate management. Mr. Wang is presently and for the past two years has been the Chief Financial Officer for Zhong Jiao Jian Project Consulting Co. in the Peoples Republic of China.  Mr. Wang's prior work experience includes one year at Guo Feng Advertising Co. as an accounting manager, and five years at Guo Rui Electronic Material Co. Ltd. where he functioned as a senior accountant.

Mr. Wang received his Bachelor degree in accounting and auditing at Hua Bei Aeronautical College in 1999.

The Registrant discloses that there are no transactions during the last two years, or proposed transactions, to which the Registrant was or is a party, in which Mr. Wang had or is to have a direct or indirect material interest.

On April 17, 2008, Ms. Huang, Xiao Yun resigned as Chief Financial Officer of the Registrant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

China Fruits Corporation

DATED: April 23, 2008	By:	/s/ Chen, Quan Long
Chen, Quan Long President